Exhibit 5.1
[Mayer, Brown, Rowe & Maw LLP letterhead]

March 10, 2006	Mayer, Brown, Rowe & Maw LLP 700 Louisiana Street
Suite 3600
Houston, Texas 77002-2730

Ferrellgas Partners, L.P.	Main Tel (713) 221-1651
Ferrellgas Partners Finance Corp.	Main Fax (713) 224-6410
7500 College Boulevard, Suite 1000	www.mayerbrownrowe.com
Overland Park, KS 66210
     Re: Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Ferrellgas Partners, L.P., a Delaware limited partnership (the “Partnership”), and Ferrellgas Partners Finance Corp., a Delaware corporation (“Ferrellgas Partners Finance”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Partnership and Ferrellgas Partners Finance are referred to herein collectively as the “Issuers.”
     The Registration Statement relates to the proposed offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each a “Prospectus Supplement”) of securities including:
•	common units of the Partnership (“Common Units”), and

•	debt securities of the Partnership and Ferrellgas Partners Finance (“Debt Securities”),
having an aggregate initial public offering price not to exceed U.S. $500,000,000, on terms to be determined at the time of the applicable offering. The Common Units and the Debt Securities are collectively referred to herein as the “Securities.”
     Each series of Debt Securities will be issued under an indenture among the Issuers and the applicable trustee. Certain terms of the Securities to be issued from time to time will be approved by the Board of Directors of (i) Ferrellgas, Inc., a Delaware corporation and the sole general partner of the Partnership (the “General Partner”), and (ii) Ferrellgas Partners Finance, in each case as part of the corporate action to be taken in connection with the authorization of the issuance of the applicable Securities (the “Corporate Proceedings”).
     As special counsel to the Issuers, we have examined, reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Limited Partnership of the Partnership; (ii) the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date; (iii) the Certificate of Incorporation and the Bylaws of Ferrellgas Partners Finance, each as amended to date; (iv) the Registration Statement; (v) the Prospectus; (vi) resolutions of the Board of Directors of the General Partner and of Ferrellgas Partners Finance; (vii) the Partnership’s Registration Statement on Form 8-A/A, as filed with the Commission on December 7, 2005; and (viii) such other documents, faxes, certificates, instruments and records as we have deemed necessary, desirable or relevant for purposes hereof. We have also examined, reviewed and relied upon certificates of officers of the General Partner and of Ferrellgas Partners Finance and faxes and certificates of public officials, as to certain matters of fact relating to this opinion, and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.
     In our examinations and investigations, we have assumed: (i) the genuineness of all signatures on, and the authenticity of, all of the foregoing documents, faxes, certificates, instruments and records (collectively, the “Documents”) submitted to us as originals and the conformity to the original documents, faxes, certificates, instruments and records of all such Documents submitted to us as copies; (ii) the truthfulness of all statements of fact set forth in

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
March 10, 2006

such Documents; (iii) the due authorization, execution and delivery by the parties thereto, other than the Issuers and the General Partner, of all Documents examined by us; and (iv) that, to the extent such Documents purport to constitute agreements of parties other than the Issuers and the General Partner, such Documents constitute valid, binding and enforceable obligations of such other parties.
     In addition, and for purposes of our opinion, we have assumed that (i) the Registration Statement and any post-effective amendments will have been declared effective by the Commission and will be effective on the date of issuance of the Securities offered thereby; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) with respect to any issuance of Debt Securities, the final form of indenture or supplement thereto will have been filed with the Commission; (iv) all Securities will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable Prospectus Supplement (including without limitation that all Securities will have been issued and sold only by and through underwriters in firm commitment underwritings), and (v) the Securities will have been executed in substantially the form reviewed by us and that the terms of the Securities will have been established so as not to violate, conflict with or constitute a default under (a) any agreement or instrument to which any of Issuers or their respective property is subject, (b) any law, rule, or regulation to which either of the Issuers or their respective property is subject, (c) any judicial or administrative order or decree of any governmental authority or any judicial or administrative order or decree of any governmental authority to which either of the Issuers or their respective property is subject, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority to which either of the Issuers or their respective property is subject.
     Based on the foregoing and subject to the limitations, conditions and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
1. Upon the completion of the Corporate Proceedings relating to the Common Units and when sold in exchange for the consideration set forth in the applicable Prospectus Supplement and pursuant to the terms of any applicable definitive underwriting or similar agreement approved by the Partnership, such Common Units will be duly authorized, validly issued, fully paid and nonassessable (except as non assessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”)).
2. Upon the completion of the Corporate Proceedings relating to a series of Debt Securities, the execution and delivery of the applicable indenture and the due execution, authentication, issuance and delivery of the Debt Securities of such series (including the applicable indenture being qualified under the Trust Indenture Act of 1939, as amended, and the applicable trustee being qualified to act as trustee thereunder), the Debt Securities of such series, when sold in exchange for the consideration set forth in the applicable Prospectus Supplement and pursuant to the terms of any applicable definitive underwriting or similar agreement approved by the Partnership, such Debt Securities will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting the rights and remedies of creditors generally and general principles of equity, and will be entitled to the benefits of the applicable indenture.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are “experts,” within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus, including this opinion as an exhibit or otherwise.
     The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinion is based on and is limited to the Delaware Act, the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the relevant Federal law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction.

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
March 10, 2006

     It is understood that this opinion is to be used only in connection with the offer and sale by the Issuers of Debt Securities, or by the Partnership of Common Units, as applicable, while the Registration Statement and the Prospectus are in effect. Other than as expressly stated above, we express no opinion on any issue relating to the Issuers or to any investment therein. We undertake no responsibility to update this opinion after the date hereof and assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur subsequent to the date hereof or with respect to the discovery subsequent to the date hereof of information not previously known to us pertaining to events occurring prior to the date hereof.
Sincerely,
/s/ Mayer, Brown, Rowe & Maw LLP
MAYER, BROWN, ROWE & MAW LLP